UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

NOBLE MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kifissias 36 Maroussi
Athens, Greece 151 25
__________________
(Address of principal executive offices including zip code)

(003) 0210 684-6943
(Registrant’s telephone number, including area code)

__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 9, 2010, Noble Medical Technologies, Inc., a Delaware corporation (“Noble”) and GoldSail Shipping Corporation, a Marshall Islands corporation (“GoldSail”) mutually agreed to enter into a Termination Agreement (the “Termination Agreement”) pursuant to which the previously announced Agreement and Plan of Merger, dated as of May 5, 2009 (the “Merger Agreement”), by and between Noble, GoldSail and Noble Merger Corp., a Delaware corporation and a wholly-owned subsidiary of GoldSail, was terminated.

As previously disclosed, George Elliott, the beneficial owner of 95% of the capital stock of Noble and its Chief Executive Officer, President, Secretary and Noble’s sole director is also the beneficial owner of 100% of the voting capital stock of GoldSail and he serves as its Chairman and Chief Executive Officer.

A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8−K and incorporated by reference herein.  The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Termination Agreement, dated as of February 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Medical Technologies, Inc.

Date: February 10, 2010	/s/ George Elliott
By: George Elliott
Title: Chief Executive Officer, President and Secretary